UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Lions Gate Entertainment Corp.

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Icahn Misstatements vs. the Truth

Icahn Misstatement	Truth
False statements regarding Mark Rachesky

•         Mark Rachesky is the Non-Executive Chairman of Loral, and MHR Fund Management LLC has been represented on the Loral board since 2005. The MHR investment referred to by Icahn that was challenged in the Delaware Chancery Court in 2007 facilitated Loral's acquisition of Telesat, which has created tremendous value for Loral’s shareholders. Since the court decision referred to by Icahn, Loral’s share price has appreciated approximately 380%, generating in excess of $1.7 billion of increased shareholder value.

•         Mark Rachesky was not named as a defendant in the LEAP class action lawsuit referred to by Icahn.  Further, the class action settlement was insubstantial and was covered entirely by LEAP’s insurance.

Additional Information

This document does not constitute an offer to buy or solicitation of an offer to sell any securities. Lionsgate has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) and Canadian securities regulators in connection with the annual meeting of shareholders and any proxy statement filed by Lionsgate that is required to be mailed to shareholders will be mailed to shareholders of Lionsgate.  Lionsgate has also filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC and a directors’ circular with Canadian securities regulators regarding the pending unsolicited tender offer of Carl Icahn and certain of his affiliates and associates.  SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC OR CANADIAN SECURITIES REGULATORS IN THEIR ENTIRETY, AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Solicitation/Recommendation Statement, the directors’ circular, any amendments or supplements thereto, the proxy statement, and other documents filed by Lionsgate with the SEC and Canadian securities regulators related to the Annual Meeting or the unsolicited tender offer of Carl Icahn and certain of his affiliates and associates for no charge in the “Investors” section of Lionsgate’s website at www.lionsgate.com or at the SEC’s website at www.sec.gov or at www.sedar.com. Copies will also be available at no charge by writing to Lionsgate at 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404.

Certain Information Regarding Participants

Lionsgate and certain of its directors and executive officers may be deemed to be participants under the rules of the SEC. Shareholders may obtain information regarding the names, affiliations and interests of Lionsgate’s directors and executive officers in Lionsgate’s definitive proxy statement filed with the SEC on December 6, 2010, its Annual Report on Form 10-K filed with the SEC on June 1, 2010, and its amendment to such Annual Report on Form 10-K/A filed with the SEC on July 29, 2010. To the extent that holders of Lionsgate securities change after the date of the proxy statement for the 2010 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above.